As filed with the Securities and Exchange Commission on January 16, 2004

Post-Effective Amendment No. 2 to Registration No. 333-82529
Post-Effective Amendment No. 1 to Registration No. 333-58474

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RAYTHEON	Delaware	95-1778500
RC TRUST I	Delaware	01-6198615
RC TRUST II	Delaware	04-6968193
(Exact Name of Registrant as Specified in Its Charter)	(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

870 Winter Street
Waltham, Massachusetts 02451
(781) 522-3000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jay B. Stephens
Senior Vice President and General Counsel
Raytheon Company
870 Winter Street
Waltham, Massachusetts 02451
(781) 522-3000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

     Jeffrey Small
John M. Brandow
Davis Polk & Wardwell
450 Lexington Avenue
New York, NY 10017
(212) 450-4000

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box .☒

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

     The purpose of this Post-Effective Amendment No. 2 to the Registration Statement No. 333-82529 and Post-Effective Amendment No. 1 to the Registration Statement No. 333-58474 is to add the following paragraph to the “Plan of Distribution” section in the Prospectus, dated as of April 6, 2001, immediately following the paragraph with the heading “Delayed Delivery Contracts”:

Remarketing

     Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms (“remarketing firms”), acting as principals for their own accounts, as agents for us, as underwriters or as agents for holders of the affected securities or any other person designated in the prospectus supplement. Any remarketing firm will be identified and the terms of its agreements, if any, with us, and any related compensation arrangements contemplated thereby will be described in the applicable prospectus supplement. In connection with the remarketing, remarketing firms may use this prospectus, together with an appropriate prospectus supplement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Raytheon Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement No. 333-82529 and Post-Effective Amendment No. 1 to Registration Statement No. 333-58474 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Waltham, Commonwealth of Massachusetts, as of this 16th day of January, 2004.

RAYTHEON COMPANY (Registrant)

By:	/s/ Jay B. Stephens

	Name:	Jay B. Stephens
	Title:	Senior Vice President and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to Registration Statement No. 333-82529 and Post-Effective Amendment No. 1 to Registration Statement No. 333-58474 has been signed below by the following persons on behalf of Raytheon Company and in the capacities indicated as of this 16th day of January, 2004.

Signature	Title

/s/ William H. Swanson	Chief Executive Officer, President and Director
(Principal Executive Officer)
William H. Swanson

*	Chairman of the Board of Directors and Director

Daniel P. Burnham

/s/ Edward S. Pliner	Senior Vice President, Chief Financial Officer
(Principal Financial Officer)
Edward S. Pliner

/s/ Biggs C. Porter	Vice President and Corporate Controller
(Principal Accounting Officer)
Biggs C. Porter

*	Director

Barbara M. Barrett

*	Director

Ferdinand Colloredo-Mansfeld

*	Director

John M. Deutch

*	Director

Thomas E. Everhart

*	Director

Frederic M. Poses

Signature	Title

*	Director

Warren B. Rudman

*	Director

Michael C. Ruettgers

*	Director

William R. Spivey

*By:	/s/ Richard A. Goglia

	Name:	Richard A. Goglia
	Title:	Attorney-in-Fact

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, RC Trust I and RC Trust II each certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement No. 333-82529 and Post-Effective Amendment No. 1 to Registration Statement No. 333-58474 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Waltham, Commonwealth of Massachusetts, as of this 16th day of January, 2004.

RC TRUST I

By:	Raytheon Company, as Sponsor

By:	/s/ Richard A. Goglia

	Name:	Richard A. Goglia
	Title:	Vice President and Treasurer

RC TRUST II

By:	Raytheon Company, as Sponsor

By:	/s/ Richard A. Goglia

	Name:	Richard A. Goglia
	Title:	Vice President and Treasurer

EXHIBIT INDEX

*2.1	Agreement and Plan of Merger dated as of January 16, 1997 by and between Raytheon Company and HE Holdings, Inc., filed as an exhibit to Raytheon Company's Form 8-K, dated January 17, 1997.

*2.2	Hughes Spin-Off Separation Agreement dated as of December 17, 1997 by and between HE Holdings, Inc. and General Motors Corporation, filed as an exhibit to Raytheon Company's Registration Statement on Form S-3, File No. 333-44321.

*4.1	Raytheon Company Restated Certificate of Incorporation, restated as of April 2, 2002, filed as an exhibit to Raytheon Company's Registration Statement on Form S-3, File No. 333-85648.

*4.2	Raytheon Company Amended and Restated By-Laws, as amended through June 25, 2003, filed as an exhibit to Raytheon Company's Quarterly Report on Form 10-Q for the period ended September 28, 2003.

*4.3	Indenture relating to Senior Debt Securities dated as of July 3, 1995 between Raytheon Company and The Bank of New York, as Trustee, filed as an exhibit to Raytheon Company's Registration Statement on Form S-3, File No. 33-59241.

*4.4	Indenture relating to Subordinated Debt Securities dated as of July 3, 1995 between Raytheon Company and The Bank of New York, as Trustee, filed as an exhibit to Raytheon Company's Registration Statement on Form S-3, File No. 33-59241.

*4.5	Second Supplemental Indenture, dated as of May 9, 2001, between Raytheon Company and the Bank of New York, filed as an exhibit to Raytheon Company’s Form 8-K, dated May 10, 2001.

*4.6	Form of Senior Debt Securities (see Exhibit 4.3).

*4.7	Form of Subordinated Debt Securities (see Exhibit 4.4).

*4.8	Rights Agreement dated as of December 15, 1997 between Raytheon Company and State Street Bank and Trust Company, as Rights Agent, filed as an exhibit to Raytheon Company's Registration Statement on Form 8-A, File No. 1-13699.

**4.9	Declaration of Trust of RC Trust I, dated as of April 4, 2001 among Raytheon Company, The Bank of New York, The Bank of New York (Delaware) and Richard A. Goglia, as trustees.

**4.10	Declaration of Trust of RC Trust II, dated as of April 4, 2001 among Raytheon Company, The Bank of New York, The Bank of New York (Delaware) and Richard A. Goglia, as trustees.

*4.11	Amended and Restated Declaration of Trust of RC Trust I, dated as of May 9, 2001 among Raytheon Company, The Bank of New York, The Bank of New York (Delaware) and Richard A. Goglia, as trustees, and the Holders, filed as an exhibit to Raytheon Company’s Form 8-K, dated May 10, 2001.

**4.12	Certificate of Trust of RC Trust I, dated as of April 4, 2001.

**4.13	Certificate of Trust of RC Trust II, dated as of April 4, 2001.

*4.14	Form of Trust Preferred Security (see Exhibit 4.11).

*4.15	Form of Raytheon Company Guarantee Agreement, filed as an exhibit to Raytheon Company’s Form 8-K, dated May 10, 2001.

**5.1	Opinion of Thomas D. Hyde, Esq., Senior Vice President and General Counsel of Raytheon Company.

5.2	Opinion of Richards, Layton & Finger, P.A. relating to RC Trust I.

5.3	Opinion of Richards, Layton & Finger, P.A. relating to RC Trust II.

*12.1	Statement regarding Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends, filed as an exhibit to Raytheon Company's Annual Report on Form 10-K for the year ended December 31, 2002.

**23.1	Consent of Thomas D. Hyde, Esq. (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

**24	Powers of Attorney (included in signature pages).

*25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indenture, filed as an exhibit to Raytheon Company’s Form 8-K, dated May 7, 2001.

*25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Subordinated Indenture, filed as an exhibit to Raytheon Company’s Form 8-K, dated May 7, 2001.

*25.3	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Amended and Restated Declaration of Trust of RC Trust I, filed as an exhibit to Raytheon Company’s Form 8-K, dated May 7, 2001.

*25.4	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Raytheon Company Guarantee Agreement for RC Trust I, filed as an exhibit to Raytheon Company’s Form 8-K, dated May 7, 2001.

*	Incorporated herein by reference.
**	Previously filed.